Exhibit 10.12

PARAGON OFFSHORE PLC

PERFORMANCE-VESTED RESTRICTED

STOCK UNIT EMA AWARD

THIS INSTRUMENT, made as of the 15th day of August, 2014 by Paragon Offshore plc, a public limited company incorporated under the laws of England and Wales (the “Company”) evidences the EMA Award (as defined in the Paragon Offshore plc 2014 Employee Omnibus Incentive Plan (the “Plan”)) of performance-vested restricted stock units awarded hereunder to                     (“Employee”) and sets forth the restrictions, terms and conditions that apply thereto.

W I T N E S S E T H:

WHEREAS, the Company was previously an indirect, wholly-owned subsidiary of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble”);

WHEREAS, at a meeting held on April 25, 2014, the Board of Directors of Noble approved a plan to transfer ownership of the majority of its standard specification drilling business to the Company (the “Separation”) and the subsequent distribution of the ordinary shares of the Company to the shareholders of Noble (the “Distribution” and, together with the Separation, the “Spin-Off”);

WHEREAS, in connection with the completion of the Distribution and in connection with the Spin-Off, the Company has entered into an Employee Matters Agreement with Noble Corporation, a company organized under the laws of the Cayman Islands (the “Employee Matters Agreement”);

WHEREAS, prior to the Distribution, Employee previously received an award of Noble performance-vested restricted stock units dated                     (the “Prior Award”), under the Noble Corporation 1991 Stock Option and Restricted Stock Plan (the “Noble Plan”);

WHEREAS, pursuant to the Employee Matters Agreement, a portion of the Prior Award shall be cancelled as of the Distribution Date and Employee shall be provided with an award of performance-vested restricted stock units of the Company (“Paragon PVRSUs”) with respect to such cancelled portion;

WHEREAS, as of such time that is immediately prior to the 1st day of August, 2014 (the “Distribution Date”),             performance-vested restricted stock units were outstanding under the portion of the Prior Award that shall be cancelled pursuant to the Employee Matters Agreement (“Outstanding Noble PVRSUs”);

WHEREAS, pursuant to the Employee Matters Agreement, the number of Paragon PVRSUs granted hereunder shall be based on the number of Outstanding Noble PVRSUs multiplied by the Paragon Price Ratio (as defined in the Employee Matters Agreement); and

WHEREAS, the number of Outstanding Noble PVRSUs as adjusted by the Paragon Price Ratio pursuant to the Employee Matters Agreement is set forth below.

NOW, THEREFORE, the award of Paragon PVRSUs subject to the restrictions, terms and conditions set forth in this Instrument is hereby granted to Employee as follows:

1. Performance-Vested Restricted Stock Unit Award. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, the Company hereby awards             Restricted Stock Units (the “Awarded Restricted Stock Units”) to Employee pursuant to the Plan. The Awarded Restricted Stock Units shall vest or be forfeited in accordance with (and otherwise be subject to) the provisions of this Instrument. The Awarded Restricted Stock Units are being awarded to Employee without the payment of any cash consideration by Employee, except that payment of nominal value in respect of the Shares hereunder may be required by the Committee or pursuant to procedures of the Committee in respect of the allotment and issuance, transfer or delivery of such Shares. The award of Restricted Stock Units made to Employee pursuant to this Section 1 is hereby designated by the Committee to be a Performance Award for the purposes of the Plan.

2. Vesting and Forfeiture. The Awarded Restricted Stock Units shall be subject to being forfeited by Employee during the Restricted Period specified in the attached Schedule I (the “Restricted Period”), and shall vest in or be forfeited by Employee as follows:

(a) If Employee remains continuously employed by the Company or a Subsidiary from the Distribution Date through the end of the Restricted Period, the Awarded Restricted Stock Units shall vest and the forfeiture restrictions applicable to them under this Instrument shall terminate to the extent of the percentage of vesting achieved under the performance measure and vesting schedule provisions of the attached Schedule I, and any Awarded Restricted Stock Units that do not vest at the end of the Restricted Period shall be forfeited by Employee.

(b) If Employee’s employment with the Company or a Subsidiary terminates during the Restricted Period by reason of the death, Disability or Retirement of Employee, then the number of Awarded Restricted Stock Units equal to the total number of Awarded Restricted Stock Units awarded hereunder multiplied by a fraction, (i) the numerator of which is the number of calendar months remaining in the Restricted Period that end after the date of Employee’s termination of employment with the Company or a Subsidiary by reason of death, Disability or Retirement, and (ii) the denominator of which is the total number of months that comprise the Restricted Period (as specified in the attached Schedule I), shall be forfeited by Employee. The remaining number of Awarded Restricted Stock Units awarded hereunder shall vest subject to the forfeiture restrictions applicable to them under this Instrument which shall terminate at the end of the Restricted Period to the extent of the percentage of vesting achieved under the performance measure and vesting schedule provisions of the attached Schedule I, and any Awarded Restricted Stock Units that do not vest at the end of the Restricted Period shall be forfeited by Employee.

(c) If Employee’s employment with the Company or any Subsidiary terminates during the Restricted Period for any reason other than the death, Disability or Retirement of Employee, all of the Awarded Restricted Stock Units shall be forfeited by Employee.

(d) The foregoing provisions of this Section 2 to the contrary notwithstanding, if a 409A Change in Control (as defined below) occurs during the Restricted Period, 50% of the then outstanding Awarded Restricted Stock Units awarded hereunder shall vest and the forfeiture restrictions applicable to them under this Instrument shall terminate, and the remaining 50% of the then outstanding Awarded Restricted Stock Units awarded hereunder shall be forfeited by Employee. For the purposes of this Instrument, a “409A Change in Control” means a Change in Control that also is a change in control event within the meaning of U.S. Treas. Reg. section 1.409A-3(i)(5). The provisions of this Section 2(d) shall be the exclusive means by which an Awarded Restricted Stock Unit shall vest in connection with a change in the ownership or effective control of the Company or a change in the ownership of the assets of the Company, and that no provision of any plan, employment agreement or other agreement or arrangement pertaining to Employee and the Company or an Affiliate shall cause an Awarded Restricted Stock Unit to vest in connection with a change in the ownership or effective control of the Company or a change in the ownership of the assets of the Company unless this Section 2(d) is amended in writing by the parties to provide for such vesting.

For the purposes of this Instrument, transfers of employment without interruption of service between or among the Company and any of its Affiliates shall not be considered a termination of employment.

3. Allotment and Issuance of Shares. With respect to any Awarded Restricted Stock Unit that vests pursuant to the provisions of Section 2(a) or Section 2(b) hereof, as soon as practicable after the percentage of vesting achieved under the performance measure and vesting provisions of the attached Schedule I has been determined and certified in writing by the Committee and during the period beginning at the end of the Restricted Period and ending on the later of the end of the calendar year in which the Restricted Period ends or 2.5 months after the time the Restricted Period ends, the Company shall, subject to Section 6(b) herein, allot and issue or transfer to Employee one Share in settlement of such Awarded Restricted Stock Unit and such Awarded Restricted Stock Unit shall be canceled. With respect to an Awarded Restricted Stock Unit that vests pursuant to the provisions of Section 2(d) hereof, as soon as practicable following the occurrence of a 409A Change in Control (but in no event later than the end of the calendar year in which such 409A Change in Control occurs, or if later, 2.5 months after such 409A Change in Control), the Company shall, subject to Section 6(b) herein, allot and issue or transfer to Employee one Share in settlement of such Awarded Restricted Stock Unit and such Awarded Restricted Stock Unit shall be canceled.

4. No Rights as Shareholder. Employee shall have no rights as a shareholder of the Company, including, without limitation, voting rights or the right to receive dividends and distributions as a shareholder, with respect to the Shares subject to the Awarded Restricted Stock Units, unless and until and to the extent such Shares are allotted and issued or transferred to Employee as provided herein.

5. Cash Dividend and Cash Distribution Equivalent Rights.

(a) The Company hereby awards cash dividend and cash distribution equivalent rights to Employee with respect to the Awarded Restricted Stock Units. The cash dividend and cash distribution equivalent rights awarded to Employee under this Section 5 shall entitle Employee to the payment, with respect to each Share that is subject to an Awarded Restricted Stock Unit that has not been canceled or forfeited, of an amount in cash equal to the amount of any cash dividend or other cash distribution paid by the Company with respect to one Share while such Awarded Restricted Stock Unit remains outstanding. Such amount shall be paid to Employee by Employee’s employer on the date of the payment of the related cash dividend or cash distribution.

(b) To the extent a dividend equivalent payment would have otherwise been paid by Noble after the Distribution Date for the third quarter of 2014 with respect to the Outstanding Noble PVRSUs had such Outstanding Noble PVRSUs remained in effect, the Company shall pay a cash bonus to Employee, which bonus amount shall be equal to the dividend equivalent payment that would have otherwise been paid by Noble with respect to the Outstanding Noble PVRSUs had such Outstanding Noble PVRSUs remained in effect. Such amount shall be paid to Employee on the date Noble would have otherwise paid the dividend equivalent payment with respect to the Outstanding Noble PVRSUs had such Outstanding Noble PVRSUs remained in effect, or as soon as practicable thereafter.

(c) The award of cash dividend and cash distribution rights made to Employee pursuant to this Section 5 is not a Performance Award for the purposes of the Plan.

6. Arrangements and Procedures Regarding Nominal Value and Withholding Taxes.

(a) Employee shall make arrangements satisfactory to the Committee for (i) the payment of the aggregate nominal value with respect to the Shares that are allotted and issued, transferred or delivered to or on behalf of Employee in settlement of Awarded Restricted Stock Units that have become vested and (ii) the payment of taxes of any kind that are required by law to be withheld with respect to the Awarded Restricted Stock Units or the cash dividend and cash distribution equivalent rights awarded under this Instrument, including, without limitation, taxes applicable to (x) the awarding of the Awarded Restricted Stock Units or the allotment and issuance or transfer of Shares in settlement thereof, or (y) the awarding of the cash dividend and cash distribution equivalent rights or the payments made with respect thereto.

(b) Unless and until the Committee shall determine otherwise and provide notice to Employee in accordance with Section 6(c), any obligation of Employee under Section 6(a) that arises with respect to the allotment and issuance, transfer or delivery of Shares in settlement of Awarded Restricted Stock Units that have become vested may be satisfied, in accordance with procedures adopted by the Committee, by (i) Employee’s forfeiture or surrender of the right to require the Company to allot and issue, transfer or deliver Shares subject to such Awarded Restricted Stock Units, (ii) causing such Awarded Restricted Stock Units to be settled partly in cash, or (iii) otherwise withholding a portion of such Shares. In the case of Shares as to which the right to require allotment and issuance, transfer or delivery is forfeited or surrendered pursuant to clause (i) and Shares withheld pursuant to clause (iii), such Shares or rights shall be valued at the Fair Market Value (of such Shares or the Shares to which such rights relate, as the case may be) as of the date on which the taxable event that gives rise to the withholding requirement occurs.

(c) The Committee may determine, after the Distribution Date and on notice to Employee, to authorize one or more arrangements (in addition to or in lieu of the arrangement described in Section 6(b)) satisfactory to the Committee for Employee to satisfy the obligation of Employee under Section 6(a).

(d) If Employee does not, for whatever reason, satisfy the obligation of Employee under Section 6(a), then the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to Employee the amount required to satisfy the obligation of Employee under such Section 6(a).

7. Non-Assignability. This Instrument is not assignable or transferable by Employee. No right or interest of Employee under this Instrument or the Plan may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law (except pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code or a similar domestic relations order under applicable foreign law, either in such form as is acceptable to the committee), and no such right or interest shall be liable for or subject to any debt, obligation or liability of Employee.

8. Defined Terms; Plan Provisions. Unless the context clearly indicates otherwise, the capitalized terms used (and not otherwise defined) in this Instrument shall have the meanings assigned to them under the provisions of the Plan, or as applicable, the Noble Plan as provided for under Section 8(b)(v) of the Plan. The Awarded Restricted Stock Units and the cash dividend and cash distribution equivalent rights subject to this Instrument shall be governed by and subject to all applicable provisions of the Plan. This Instrument is subject to the Plan, and the Plan shall govern where there is any inconsistency between the Plan and this Instrument.

9. Governing Law. This Instrument shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws thereof, except to the extent Texas law is preempted by federal law of the United States or by the laws of England and Wales.

10. Binding Effect. This Instrument shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

11. Prior Communications; Amendment. This Instrument, together with any Schedules and Exhibits and any other writings referred to herein or delivered pursuant hereto, evidences the Award granted hereunder, which shall be subject to the restrictions, terms and conditions hereof, and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof. To the fullest extent provided by applicable law, this Instrument may only be amended, modified and supplemented in accordance with the applicable terms and conditions set forth in the Plan.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if directed in the manner specified below, to the parties at the following addresses and numbers:

(a) If to the Company, when delivered by hand, confirmed fax or mail (registered or certified mail with postage prepaid) to:

Paragon Offshore plc

3151 Briarpark Drive, Suite 700

Houston, Texas 77024

Attention: Legal Department

Fax: (832) 783-4176

With a copy to:

Chairman of Compensation Committee

c/o Paragon Offshore plc

3151 Briarpark Drive, Suite 700

Houston, Texas 77024

Fax: (832) 783-4176

(b) If to Employee, when delivered by hand, confirmed fax or mail (registered or certified mail with postage prepaid) to:

The last known address and number for Employee as maintained in the personnel records of the Company

For purposes of this Section 12, the Company shall provide Employee with written notice of any change of the Company’s address, and Employee shall be responsible for providing the Company with proper notice of any change of Employee’s address pursuant to the Company’s personnel policies, and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

13. Severability. If any provision of this Instrument is held to be unenforceable, this Instrument shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects the restrictions, terms and conditions set forth in this Instrument shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

14. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Instrument, and shall not affect in any manner the meaning or interpretation of this Instrument.

15. Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

16. References. The words “this Instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Instrument as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include,” “includes” and “including” are used in this Instrument, such words shall be deemed to be followed by the words “without limitation.”

17. Unfunded Awards. The awards made under this Instrument are unfunded and unsecured obligations and rights to provide or receive compensation in accordance with the provisions hereof, and to the extent that Employee acquires a right to receive compensation from the Company or a Subsidiary pursuant to this Instrument, such right shall be no greater than the right of any unsecured general creditor of the Company or such Subsidiary.

18. Compliance with Code Section 409A. The compensation payable to or with respect to Employee pursuant to the Awarded Restricted Stock Units is intended to be compensation that is not subject to the tax imposed by Code Section 409A, and this Instrument shall be administered and construed to the fullest extent possible to reflect and implement such intent.

IN WITNESS WHEREOF, the Company has signed and delivered this Instrument as of the date first above written.

PARAGON OFFSHORE PLC

Name:
Title:

SCHEDULE I

PARAGON OFFSHORE PLC